Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-229003 and 333-233621) and Form S-8 (No. 333-229601) of Organogenesis Holdings Inc. of our report dated March 1 2022, relating to the consolidated financial statements of Organogenesis Holdings Inc. and its subsidiaries, appearing in this Annual Report on Form 10-K of Organogenesis Holdings Inc. for the year ended December 31, 2021.

/s/ RSM US LLP

Boston, Massachusetts
March 1, 2022